UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 15, 2014
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PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
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Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Publix Super Markets, Inc. was held on April 15, 2014. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there were no solicitations in opposition to management's solicitation. The meeting was held for the following purposes:
Election of Directors
All nominees for director listed below were elected. The term of office of the directors will be until the next Annual Meeting or until their successors shall be elected and qualified. The results of the election of directors were as follows:

	Votes For	Votes Against	Abstain
Carol Jenkins Barnett	596,202,039	817,532	513,960
Hoyt R. Barnett	595,857,480	1,005,351	678,885
William E. Crenshaw	596,385,800	608,925	528,533
Jane B. Finley	593,124,089	1,626,930	1,725,135
Sherrill W. Hudson	594,170,127	1,702,965	1,646,353
Charles H. Jenkins, Jr.	596,677,519	372,911	459,491
Howard M. Jenkins	596,687,549	386,155	472,404
Stephen M. Knopik	593,355,007	2,005,783	2,187,760
Maria A. Sastre	593,221,741	2,187,991	2,138,903

Advisory Vote on Compensation of Named Executive Officers
The stockholders voted upon and approved, by an advisory (non-binding) vote, the compensation of the named executive officers. The result of the advisory (non-binding) vote on the compensation of the named executive officers was as follows:

Votes For	Votes Against	Abstain
590,728,545	2,436,177	3,724,688

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: April 17, 2014	By:	/s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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